UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

September 5, 2006

Date of Report (date of earliest event reported)

COGNIGEN NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-11730	84-1089377
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6405 218th Street, SW, Suite 305, Mountlake Terrace, Washington	98403
(Address of principal executive offices)	(Zip Code)

(425) 329-2300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On September 8, 2006. we entered into a Termination Agreement and a Settlement Agreement (“Agreement”) and Mutual Release with Custom Switching Technologies, Inc. (“CSTi”) pursuant to which the parties terminated the Master Services Agreement (“MSA”) that was entered into effective February 1, 2004. The entry into the MSA was reported by us in Quarterly Reports on Form 10-QSB and QSB/A that were filed on May 11, 2004 and May 17, 2004, respectively, and a Current Report of Form 8-K that was filed on June 3, 2004. There was no material relationship between us and CSTi other than pursuant to the MSA.

The Agreement was terminated effective October 31, 2006. Under the Agreement, CSTi will continue to provide us with those services not migrated as of the termination date. If we do not switch all of our traffic related to CogniDial or CogniCall off of CSTi’s equipment by November 30, 2006, CSTi is authorized to (i) continue to provide the services called for under the Agreement for any such traffic remaining on CSTi’s equipment after November 30, 2006; (ii) bill us pursuant to the Agreement for such services and related carrier costs; (iii) directly collect credit card charges for our customers related to such traffic; (iv) deduct any carrier and service charges; and (v) remit any remaining proceeds to us with a full accounting thereof.

Absent an agreement, CSTi is not obligated to provide services to us after December 31, 2006.

Under the Settlement Agreement and Mutual Release (“Settlement Agreement”). We agreed to dismiss our lawsuit against CSTi and pay CSTi $2,083.57 to satisfy all of our obligations to CSTi through June 30, 2006. Also, under the Settlement Agreement, we and CSTi gave each other a mutual release.

Item 3.02 Unregistered Sales of Equity Securities

On July 7, 2006, we entered into an agreement with Cognigen Business Systems, Inc. (“CBSi”) and Anza Borrego Partners, Inc. (“ABP”) pursuant to which we agreed to purchase two shares of CBSi for $50,000 and ABP agreed to purchase two shares of CBSi for contributing certain assets to CBSi. The assets that ABP agreed to contribute to CBSi include all of the assets which represent the business model for providing broadband service to the Quick Service Industry that includes the pilot installations in San Diego County and other locations that have been identified by ABP. The four shares of CBSi constitute all of the outstanding stock of CBSi.

We also obtained the option until September 7, 2006, to purchase ABP’s two shares upon issuance to ABP of 1,246,028 shares of our restricted common stock. In addition, we will deliver to ABP shares of our restricted common stock as is equal to 5% of the pretax income of CBSi for the fiscal years ending June 30, 2007, 2008 and 2009. The common stock that we deliver to APB will be valued at the average market trading value of the common stock for the previous 20 trading days prior to the end of each fiscal year.

On September 5, 2006, our Board of Directors ratified the letter that we sent on September 1, 2006, exercising the option to purchase the two shares of CBSi by issuing ABP 1,246,028 shares of our restricted common stock..

We claimed an exemption under Section 4(2) of the Securities Act of 1933, as amended, when we issued the shares. ABP had available to it full information concerning us and the shares were issued with a restrictive legend and stop transfer instruction were placed against the shares.

Item 9.01 Financial Statements and Exhibits.

(c)      Exhibits

Exhibit 10.1     Termination Agreement dated September 8, 2006

Exhibit 10.2     Settlement Agreement and Mutual Release dated September 8, 2006

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2006	COGNIGEN NETWORKS, INC.
By: /s/ Gary L. Cook
Gary L. Cook Acting President

INDEX TO EXHIBITS

Exhibit 10.1     Termination Agreement dated September 8, 2006

Exhibit 10.2     Settlement Agreement and Mutual Release dated September 8, 2006